                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

               For Registration of Certain Classes of Securities
                      Pursuant to Section 12(b) or (g) of
                      The Securities Exchange Act of 1934


                             Public Storage, Inc.
                             --------------------
            (Exact name of registrant as specified in its charter)


        California                                           95-3551121
        ----------                                           ----------
(State of incorporation                                     (IRS Employer
 or organization)                                          Identification No.)

701 Western Avenue, Glendale, California                      91201-2397
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(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                          Name of each exchange on which
   to be so registered                          each class is to be registered
   -------------------                          ------------------------------

Depositary Shares Each                          New York Stock Exchange, Inc.
Representing 1/1,000 of a
Share of ___% Cumulative
Preferred Stock, Series J,
par value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

                                      N/A
                                --------------
                               (Title of class)

ITEM 1.  Description of Registrant's Securities to be Registered.
         --------------------------------------------------------

         A description of the Depositary Shares Each Representing 1/1,000 of a Share of ___% Cumulative Preferred Stock, Series J, par value $.01 per share, will be included on the cover page and under the section entitled "Description of Preferred Stock and Depositary Shares" beginning on page S-3 of the prospectus supplement dated August __, 1997 to prospectus dated January 7, 1997 (relating to Registrant's Registration Statements on Form S-3 (Nos. 333-00965 and 333-18395), as amended) that will be filed by Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 (the "Prospectus Supplement"), which Prospectus Supplement shall be deemed to be incorporated herein by this reference.

ITEM 2.  Exhibits.
         ---------

     I. The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission:

         1.  Form of Deposit Agreement.

         2.  Form of Certificate of Determination.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

    (Registrant)                       PUBLIC STORAGE, INC.

                                       By: /S/ SARAH HASS
                                           ---------------------
                                           Sarah Hass
                                           Vice President

                                           Date: August 15, 1997


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